UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 21, 2005

FMC CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-2376	94-0479804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 299-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

FMC Corporation (the “Company”) executed a Credit Agreement, dated as of June 21, 2005, among the Company and the Foreign Subsidiaries Party Thereto From Time to Time, the Lenders and Issuers Party Thereto, Citicorp USA, Inc., as Administrative Agent, Wachovia Bank, National Association and ABN AMRO Bank N.V., as Co-Documentation Agents, Bank of America, N.A., as Syndication Agent, National City Bank, Societe Generale, Sumitomo Mitsui Banking Corporation and DnB NOR Bank ASA, as Co-Agents, and Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as Co-Lead Arrangers and Co-Book Managers (the “2005 Credit Agreement”).

The 2005 Credit Agreement provides for a $600 million revolving credit facility ($250 million of which is available for the issuance of letters of credit for the account of the Company) and a $250 million term loan facility (collectively, the “Credit Facilities”). The Credit Facilities are unsecured obligations which rank pari passu with all other unsecured senior indebtedness of the Company.

The proceeds of the Credit Facilities are being used to refinance obligations under the Company’s secured credit agreement dated as of October 29, 2004 (the “2004 Credit Agreement”), which is being terminated, to redeem all of the Company’s $355 million aggregate principal amount of 10.25% Senior Secured Notes Due 2009 (the “Notes”) pursuant to the Indenture, dated as of October 21, 2002, among the Company, certain subsidiaries of the Company, as subsidiary guarantors, and Wachovia Bank, National Association, as trustee (the “Indenture”); to pay any related transaction costs, fees and expenses; and for working capital and other general corporate purposes.

Under the 2005 Credit Agreement the term loan can be drawn up to two times during 60 days following the closing date of the 2005 Credit Agreement, and $6.25 million of the term loan will be due and payable at the end of each quarter, commencing September 30, 2005, with the balance maturing on the fifth anniversary of the closing date of the 2005 Credit Agreement. Amounts under the $600 million revolving credit facility may be borrowed, repaid and reborrowed from time to time until the maturity of the revolving credit facility on the fifth anniversary of the closing date of the 2005 Credit Agreement. Voluntary prepayments and commitment reductions under the Credit Facilities are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

Loans under the 2005 Credit Agreement bear interest at a floating rate, which will be, at the Company’s option, either a base rate or a London InterBank Offered Rate (“LIBOR”), in each case plus a margin, if applicable. The base rate will be Citibank N.A.’s base rate. The initial applicable margin for the term loan and borrowings under the revolving credit facility is 0.75% per annum over LIBOR. There is no margin initially applicable to base rate loans. The applicable margin is subject to adjustment based on the rating assigned to the Credit Facilities by each of Moody’s Investors Services, Inc. and Standard & Poor’s Rating Services.

Under the 2005 Credit Agreement, the Company is required to pay a commitment fee on the difference between the total amount of the revolving credit facility or the term loan facility, as applicable, and the amount borrowed or otherwise utilized by the Company. The initial commitment fee is 0.150% per year. The commitment fee is subject to adjustment based on the ratings assigned to the Credit Facilities. The Company will also pay fees with respect to the base amount of letters of credit issued for its account at a rate per year equal to the applicable margin for LIBOR loans under the revolving credit facility, plus a 0.150% issuance fee.

The foregoing does not constitute a complete summary of the terms of the Credit Facilities and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Form 8-K.

Some of the lenders under the Credit Facilities and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking, trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the lenders and their affiliates.

Item 1.02. Termination of a Material Definitive Agreement.

The Company has called for the redemption on July 21, 2005 all of the Notes pursuant to a notice of redemption which was mailed on June 21, 2005. The Notes will be redeemed in accordance with the terms of the Indenture at the redemption price of 100% of the principal amount of the Notes plus accrued interest to the redemption date and a “make-whole amount” that will be determined approximately three business days prior to the redemption date, in accordance with the Indenture. Any further disclosures required by this item with respect to the termination of the Indenture are included in Item 1.01 and are incorporated herein by reference. Upon the payment of all of the Notes, the Indenture will be terminated.

The disclosures required by this item with respect to the termination of the 2004 Credit Agreement are included in Item 1.01 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 21, 2005, the Company issued a press release concerning the matters set forth in this report. A copy of the press release is included herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Credit Agreement, dated as of June 21, 2005, among FMC Corporation and the Foreign Subsidiaries Party Thereto From Time to Time, the Lenders and Issuers Party Thereto, Citicorp USA, Inc., Wachovia Bank, National Association and ABN AMRO Bank N.V., as Co-Documentation Agents, Bank of America, N.A., as Syndication Agent, National City Bank, Societe Generale, Sumitomo Mitsui Banking Corporation and DnB NOR Bank ASA, as Co-Agents, and Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as Co-Lead Arrangers and Co-Book Managers.

99.1	Press Release dated June 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION
(Registrant)

By:	/s/ Thomas C. Deas, Jr.
Thomas C. Deas, Jr.
Vice President and Treasurer

Dated: June 21, 2005

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Credit Agreement, dated as of June 21, 2005, among FMC Corporation and the Foreign Subsidiaries Party Thereto From Time to Time, the Lenders and Issuers Party Thereto, Citicorp USA, Inc., Wachovia Bank, National Association and ABN AMRO Bank N.V., as Co-Documentation Agents, Bank of America, N.A., as Syndication Agent, National City Bank, Societe Generale, Sumitomo Mitsui Banking Corporation and DnB NOR Bank ASA, as Co-Agents, and Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as Co-Lead Arrangers and Co-Book Managers.

99.1	Press Release dated June 21, 2005.